UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported) July 30, 2012

PAPA JOHN’S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21660	61-1203323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2002 Papa John’s Boulevard Louisville, Kentucky	40299-2334
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 261-7272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2012, Papa John’s International, Inc. (the “Company”) announced the appointment of Anthony N. Thompson as Executive Vice President and Chief Operating Officer. Prior to his new appointment, Mr. Thompson served as Executive Vice President, Global Operations since July, 2011, and he will continue to serve as President, PJ Food Service, a position to which he was appointed in May 2010. Mr. Thompson joined Papa John’s in 2006 and has held the positions of Executive Vice President, North American Operations from December 2010 to July 2011, Senior Vice President, PJ Food Service from 2009 to May 2010 and Vice President, QCC Operations from 2006 to 2009.

Also on July 30, the Company announced that Senior Vice President, Chief Financial Officer and Treasurer Lance F. Tucker will also assume the duties of Chief Administrative Officer.  Mr. Tucker previously served as Senior Vice President, Chief Financial Officer and Treasurer since February 2011, and he held the positions of Chief of Staff and Senior Vice President, Strategic Planning from June 2010 to February 2011, after serving as Chief of Staff and Vice President, Strategic Planning since June 2009. Mr. Tucker was previously employed by the Company from 1994 to 1999 working in its finance department. From 2003 to 2009, Mr. Tucker served as Chief Financial Officer of Evergreen Real Estate, a company owned by John Schnatter. Mr. Tucker is a licensed Certified Public Accountant.

A copy of the Company’s press release announcing the new appointments is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

              (d) Exhibits

The following document is furnished as an exhibit to this report:

Exhibit Number	Description of Exhibit
99.1	Papa John’s International, Inc. press release dated July 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.
(Registrant)

Date:	July 30, 2012	/s/ Lance F. Tucker
Lance F. Tucker
Senior Vice President, Chief Financial
Officer, Chief Administrative Officer and
Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Papa John’s International, Inc. press release dated July 30, 2012.